CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Registration No.  333-170652
Filed Pursuant to Rule 424(b)(3)
PRICING SUPPLEMENT NO. 2
 (To Prospectus dated November 17, 2010)
The Date of this Pricing Supplement January 17, 2011

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-170652) was automatically effective on November 17, 2010. As of January 17, 2011, the interest rates on the Notes will be as follows:

Type of Notes                                                      Interest Rate Per Annum

Retail Investor Class
$0-$4,999.99                                           0.90405%   Yield
0.900%     Rate

$5,000-$49,999.99                                  1.00000% Yield
1.005%   Rate

$50,000 and above                               1.15662%  Yield
1.1500%  Rate

Corporate Investor Class                  0.65211%  Yield
0.6500%  Rate